                     LOAN AGREEMENT

   THIS LOAN AGREEMENT ("Agreement") is entered into as of May 1, 1999, by and between R.H. PHILLIPS, INC., a
California corporation ("Borrower"), and U.S. BANK
NATIONAL ASSOCIATION (the "Lender").

                        RECITALS

   A. Borrower has heretofore borrowed up to Ten Million and No/100 Dollars ($10,000,000.00) from Lender (the "Previous Loan") pursuant to that certain Loan Agreement between Borrower and Lender dated as of May 1, 1998, that certain Alternative Rate Options Promissory Note made by Borrower dated May 1, 1998, that certain Agricultural Security Agreement executed by Borrower dated as of May 1, 1998, and certain other loan documents related thereto (collectively, the "Previous Loan Documents").
   B. Borrower has requested from Lender a loan in the amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (the "Loan") to replace the Previous Loan and to be used in connection with certain business activities of Borrower.
   C. The Loan shall be secured by a perfected first priority security interest in certain collateral.
   D. Subject to the terms and conditions stated in this Agreement, Lender has agreed to make the Loan to Borrower.

   NOW, THEREFORE, in consideration of the promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   1.   TERM.  This Agreement shall be effective as of May
1, 1999, and shall continue thereafter until (a) all Indebtedness of Borrower to Lender has been paid in full and all obligations of Borrower to Lender have been fully performed, (b) the parties terminate this Agreement in writing, or (c) April 30, 2001, whichever occurs first. Upon execution of this Agreement and all Related Documents, this Agreement and the Related Documents shall supersede, replace and terminate the Previous Loan and all Previous Loan Documents.

   2.   DEFINITIONS.  The following words shall have the
following meanings when used in this Agreement.  Terms not
otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.
        (a)  Agreement.  The word "Agreement" means
this Loan Agreement, as it may be amended or modified from time to time, together with all exhibits and schedules attached hereto and made a part hereof.
        (b)  Account.  The word "Account" means a trade
account, account receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).
        (c)  Account Debtor.  The words "Account
Debtor" mean the person or entity obligated upon an Account.
        (d)  Advance. The word "Advance" means a
disbursement of Loan funds by Lender to Borrower under this
Agreement.
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        (e)  Borrower.  The word "Borrower" means R.H.
PHILLIPS, INC., a California corporation.
        (f)  Borrower's Properties.  The words
"Borrower's Properties" shall mean any real property owned by Borrower and on which all or any part of the Collateral is stored or located.
        (g)  Borrowing Base.  The words "Borrowing
Base" means, as determined by Lender from time to time, the
lesser of (1) Fifteen Million and No/100 Dollars ($15,000,000.00); or (2) the sum of (i) Eighty Percent (80.000%) of the aggregate amount of Eligible Accounts, plus (ii) Fifty-Five Percent (55.000%) of the aggregate amount of Eligible Inventory consisting of bulk and bottled wine, plus (iii) Thirty Percent (30.000%) of the aggregate amount of Eligible Inventory consisting of non-wine inventory used in bottling (not to exceed in corresponding Loan amount based on Eligible Inventory of Thirteen Million Dollars [$13,000,000.00]).
        (h)  Business Day.  The words "Business Day"
mean a day on which commercial banks are open for business in the State of California.
        (i)  CERCLA.  The word "CERCLA" means the
Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended.
        (j)  Cash Flow.  The words "Cash Flow" mean
net income after taxes, and exclusive of extraordinary gains and income, plus depreciation and amortization.
        (k)  Collateral.  The word "Collateral" means and
includes all property and assets of Borrower of the type of class described (1) in Exhibit A attached hereto and made a part hereof or (2) in any financing statement executed by Borrower in favor of and delivered to Lender, in each case granted by Borrower to
Lender as collateral security for the Loan, whether granted directly or indirectly and whether granted now or in the future.
        (l)  Debt.  The word "Debt" means all of
Borrower's liabilities (as shown on Borrower's balance sheet from time to time), excluding Subordinated Debt and preferred stock.
        (m)  EBIT.  The word "EBIT" shall mean the net
income or loss of Borrower, plus the amounts (if any) which, in the determination of net income (or net loss) for such period, have been deducted for:  (i) Interest Expense, (ii) income tax expense,
(iii) rent expense under leases of property, and (iv) permitted non-cash charges made by Borrower to write down goodwill or research or development costs permitted by Lender.
        (n)  Eligible Accounts.  The words "Eligible
Accounts" mean, at any time, all of Borrower's Accounts which contain selling terms and conditions reasonably acceptable to Lender. The net amount of any Eligible Accounts against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts shall not include the following:
             (1)  Accounts with respect to which the
Account Debtor is an officer, employee or agent of Borrower.
             (2)  Accounts with respect to which the
Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.
             (3)  Accounts with respect to which goods
are placed on consignment, guaranteed sale, or other terms
pursuant to which payment by the Account Debtor is conditional.
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             (4)  Accounts with respect to which the
Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by a letter of credit issued by a United States lending institution, insurance, bonds or other assurances reasonably satisfactory to Lender.
             (5)  Accounts based in barter, with respect
to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to
Borrower.
             (6)  Accounts which are the subject of
actual or threatened dispute, counterclaim, or setoff.
             (7)  Accounts with respect to which the
goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.
             (8)  Accounts with respect to which Lender,
in its reasonable discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.
             (9)  Accounts of any Account Debtor who
within the previous year has (i) filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; (ii) had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or (iii) made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.
             (10) Accounts with respect to which the
Account Debtor is the United States government or any
department or agency of the United States.
             (11) Accounts which have not been paid in
full within sixty (60) days past the invoice due date. The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within sixty (60) days past the invoice due date is in excess of Ten Percent (10.000%) of the total amount outstanding on the Account.
             (12) That portion of Accounts arising from
datings; progress billings; retainages; cash sales; C.O.D. sales; and service charges, with the exception of the following: credit card receivables.
             (13) That portion of the Accounts of any
single Account Debtor (with the exception of the Account Debtors named in Section 2(m)(14) hereof (which shall be governed by that section) which exceeds either (i) Ten Percent (10.00%) of all Borrower's Accounts, or (ii) the sum of Two Hundred Fifty
Thousand and No/100 Dollars ($250,000.00).
             (14) That portion of the Accounts of the
following named Account Debtors which exceeds either (i) Twenty
Five Percent (25.00%) of all Borrower's Accounts, or (ii) the sum
of Five Hundred Thousand and No/100 Dollars ($500,000.00):
M.S. Walker, Lauber Imports, and Young's Markets.
        (o)  Eligible Inventory.  The words "Eligible
Inventory" mean, at any time, all of Borrower's Inventory as defined below except:
             (1)  Inventory which is not owned by
Borrower free and clear of all security interests, liens, and encumbrances.
             (2)  Inventory which Lender, in its
reasonable discretion, deems to be obsolete, unsalable,
damaged, defective, or unfit for further processing.
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             (3)  Red wines aged over sixty (60) months
and white wines aged over thirty-six (36) months. In addition, Eligible Inventory will be reduced to the extent there are outstanding liens or storage accounts payable against wines which are a part of the inventory.
        (p)  ERISA.  The word "ERISA" means the
Employee Retirement Income Security Act of 1974, as amended.
        (q)  Event of Default.  The words "Event of
Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF
DEFAULT."
        (r)  Expiration Date.  The words "Expiration
Date" mean the date of termination of this Agreement pursuant to
Section 1 hereof.
        (s)  Grantor.  The word "Grantor" means and
includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the purpose of securing repayment of the Indebtedness, including without limitation Borrower.
        (t)  Indebtedness.  The word "Indebtedness
means and includes the Loan, together with all other valid and enforceable obligations, debts and liabilities of Borrower to Lender.
        (u)  Interest Bearing Debt.  The words "Interest
Bearing Debts" mean any and all debts and liabilities of Borrower other than Subordinated Debt on which Interest accrues on a regular basis.
        (v)  Interest Coverage.  The words "Interest
Coverage" shall mean the ratio of EBIT to Interest Expense.
        (w)  Interest Expense.  The words "Interest
Expense" shall mean payments of interest due by Borrower on a monthly basis under any Interest Bearing Debt.
        (x) Inventory. The word "Inventory" means all of Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower's custody or possession and all returns on Accounts.
        (y) Line of Credit. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF CREDIT" below.
        (z) Liquid Assets. The words "Liquid Assets" mean Borrower's cash on hand plus Borrower's readily marketable securities.
        (aa) Loan. The word "Loan" means and includes the loan from Lender to Borrower described herein and/or described on any exhibit or schedule attached to this Agreement, as amended in writing from time to time by Borrower and Lender.
        (bb) Note.  The word "Note" means and includes
Borrower's promissory note or notes evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.
        (cc) Permitted Liens.  The words "Permitted
Liens" shall mean: (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money or leasehold security interests upon or in any new assets and/or other property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to Lender in writing (whether by the December 31, 1998, audited financial statements, applicable UCC searches, or otherwise); (6) the loan to Borrower from Metropolitan Life Insurance Company as evidenced by a certain Loan Agreement and Promissory Note each dated December 22, 1997, as the same may be amended from time to time with Lender's reasonable written approval; and (7) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.
        (dd) Related Documents.  The words "Related
Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.
        (ee) Security Agreement.  The words "Security
Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.
        (ff) Security Interest.  The words "Security
Interest" mean and include any type of collateral security given to secure repayment of the Loan, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factors lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
        (gg) SARA.  The word "SARA" means the
Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.
        (hh) Subordinated Debt.  The words
"Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to the Indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.
        (ii) Tangible Net Worth.  The words "Tangible
Net Worth" mean Borrower's total assets, including without limitation leaseholds and leasehold improvements but excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items) less total Debt.
        (jj) Total Capitalization Ratio. The words "Total Capitalization Ratio" shall mean the ratio of Interest Bearing Debt to the sum of Interest Bearing Debt plus Borrower's Tangible Net Worth.
        (kk) Working Capital.  The words "Working
Capital" mean Borrower's current assets, excluding prepaid expenses, less Borrower's current liabilities.

   3.   LINE OF CREDIT.  Lender agrees to make
Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided that the aggregate amount of such Advances outstanding and unpaid at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:
        (a)  Conditions Precedent To First Advance.
Lender's obligation to make the first Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance reasonably satisfactory to Lender:

             (1)  Lender shall have received evidence
that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.
             (2)  Lender shall have received such
opinions of counsel, supplemental opinions, and documents
regarding the due incorporation and authorizations of Borrower and the enforceability of the Loan against Borrower as Lender may reasonably request.
        (b)  Conditions Precedent To Any Advance.
Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance reasonably satisfactory to Lender:
             (1)  The Security Interest(s) in the
Collateral shall have been duly authorized, created, and perfected with first lien priority (if appropriate) and shall be in full force and effect.
             (2)  Lender, at its option and for its sole
benefit (but not more often than quarterly [except in the case of an Event of Default]), shall have conducted an audit of Borrower's Accounts, Inventory, books, records, and operations, and Lender shall be reasonably satisfied as to their condition.
             (3)  Borrower shall have paid to Lender all
fees, costs, and expenses specified in this Agreement and the
Related Documents as are then due and payable.
             (4)  There shall not exist at the time of any
Advance a condition which would constitute an Event of Default under this Agreement beyond any applicable notice and cure
period.
             (5)  Borrower shall have delivered to
Lender the most recently required compliance certificate called for in the paragraph below titled "Compliance Certificate."
             (6)  Borrower's representations and
warranties made in Section 5 of this Agreement shall be true and correct as of the date of said Advance, without material exception.
        (c)  Making Loan Advances.  Advances under
the Line of Credit may be requested in writing by persons
authorized by Borrower.   Each Advance shall be conclusively
deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding
Business Day.
        (d) Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges due under this Agreement, if any, not yet paid.

   4.   COLLATERAL.  To secure repayment of the Line of
Credit and Loan and performance of all other obligations and duties owed by Borrower to Lender under this Agreement,
Borrower (and others, if required) shall grant to Lender Security Interests in the Collateral described in Exhibit A attached hereto as Lender may from time to time require. Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender as follows:
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        (a)  Perfection of Security Interests.  Borrower
agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral described in Exhibit
A. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. In the event Borrower fails or refuses to comply with Lender's written request therefor, Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement executed by Borrower for use as a financing statement. Borrower will reimburse Lender for all reasonable expenses for the perfection, termination, and the continuation of the perfection of Lender's Security Interest. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender of any change in Borrower's Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity
        (b) Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may reasonably require, including without limitation information concerning Eligible Accounts and Account balances and agings.
With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may reasonably require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower's Inventory costs and selling prices, and the daily withdrawals and additions to Inventory.
        (c) Collateral Schedules. Concurrently with the execution and delivery of this Agreement, if Lender so requests, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and Eligible Accounts and Eligible
Inventory, in form and substance reasonably satisfactory to the Lender. Thereafter, Borrower shall execute and deliver to Lender such supplemental schedules of Eligible Accounts and Eligible Inventory and such other matters and information relating to the Accounts and Inventory as Lender may request, which supplemental schedules shall be delivered not more frequently than according to the following schedule: (1) monthly Accounts Payable aging and Accounts Receivable aging within twenty (20) days after the end of each month (the format of aging will be sixty
(60) days past due); (2) the value of Eligible Inventory consisting of wine shall be reported monthly, based on market cost as determined by then-current market prices published by industry expert Joseph Ciatti (value not to exceed 100.00% of cost), submitted to Lender on a Certification Worksheet; (3) fair market value adjustments shall be made on a quarterly basis; (4) private label wine to be valued based on cost, not market value.
Borrower shall be subject to two collateral audits per year, to be performed by Lender's staff or Lender approved external examiners. Direct verifications shall be required. Borrower agrees to pay all Lender's expenses reasonably incurred in connection with each collateral audit. Borrower shall furnish Lender with a complete Account Debtor name and address list upon request (which requests shall be made with not more than a reasonable frequency) and a Borrower's Certificate monthly.
        (d)  Representations And Warranties
Concerning Certain Accounts.  With respect to the Accounts,
Borrower represents and warrants to Lender: (1) each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account set forth in this Agreement; (2) all Account information listed on schedules delivered to Lender from time to time will be true and correct as of the date delivered, subject to immaterial variance; and (3) Lender, its assigns, or agents shall have the right at any time (upon written request) and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

        (e)  Representations And Warranties
Concerning Inventory. With respect to the Inventory, Borrower represents and warrants to Lender (1) all Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory set forth in this Agreement; (2) all Inventory values listed on schedules delivered to Lender will be true and correct as of the date delivered, subject to immaterial variance; (3) the value of the Inventory will be determined on a consistent accounting basis; (4) except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower's physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (5) except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from material defects;
(6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lenders name evidencing the storage of Inventory; and (9) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense (upon written request with no more than reasonable frequency) to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

   5.   GENERAL REPRESENTATIONS AND
WARRANTIES.   Borrower represents and warrants to Lender as
follows:
        (a)  Organization.  Borrower is a corporation
which is duly organized, validly existing, and in good standing under the laws of the state of California and is validly existing and in good standing in all states in which Borrower is doing business.
 Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.
        (b)  Authorization.  The execution, delivery, and
performance of this Agreement and all Related Documents by
Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under
(1) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon
Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower.
        (c)  Financial Information.  Each financial
statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in
Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
        (d)  Legal Effect.  This Agreement constitutes,
and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such
enforceability may be limited by applicable bankruptcy,
insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect which affect the rights of creditors generally or by limitations upon the availability of equitable remedies.
        (e)  Properties.  Except for Permitted Liens,
Borrower owns and has good title to all of the Collateral free and clear of all Security Interests, and has not executed any security documents or financing statements relating to the same. All of the Collateral is titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.
        (f)  Hazardous Substances.  The terms
"hazardous waste," "hazardous substance," "disposal," "release,"
and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the
Hazardous Materials Transportation Act, 49 U.S.C. Section 1801,
et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations
adopted pursuant to any of the foregoing.   Except as disclosed to
and acknowledged by Lender in writing, Borrower represents and warrants that: (1) during the period of Borrower's ownership of Borrower's Properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of Borrower's Properties; (2) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from Borrower's Properties by any prior owners or occupants thereof, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) with the exception of pesticides and other materials used in compliance with laws in the normal course of Borrower's business, neither Borrower nor, to the best of Borrower's knowledge after diligent investigation, any tenant, contractor, agent or other authorized user of any of Borrower's Properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such permitted activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon Borrower's Properties at reasonable times upon reasonable advance written notice to make such reasonable inspections and tests as Lender may deem appropriate to determine compliance of said properties with the provisions of this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on the present actual knowledge of the President of the corporation which constitutes Borrower, without further due diligence or investigations.
Borrower hereby (A) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (B) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the Borrower's Properties, whether or not the same was or should have been known to Borrower. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral or Borrower's Properties, whether by foreclosure or otherwise.
        (g) Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action
(including those for unpaid taxes) against Borrower is pending or (to the best knowledge of Borrower) threatened, and no other event has occurred which may materially adversely affect
Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.
        (h) Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges currently due and payable have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.
        (i) Lien Priority. Unless otherwise previously disclosed to Lender in writing, and with the exception of Permitted Liens, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrowers Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.
        (j) Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower is successors, representatives and assigns, and are legally enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws from time to time in effect which affect the rights of creditors generally or by limitations upon the availability of equitable remedies.
        (k) Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.
        (l)  Employee Benefit Plans.  Each employee
benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (1) no Reportable Event nor Prohibited
Transaction (as defined in ERISA) has occurred with respect to any such plan, (2) Borrower has not withdrawn from any such plan or initiated steps to do so, (3) no steps have been taken to terminate any such plan, and (4) there are no unfunded liabilities other than those previously disclosed to Lender in writing.
        (m)  Location of Borrower's Offices and
Records. Borrower's place of business, or Borrower's chief executive office, if Borrower has more than one place of business, is located at 26836 County Road 12A, Esparto, CA 95627.
Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.
        (n) Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.
        (o)  Survival of Representations and
Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

   6.   AFFIRMATIVE COVENANTS.  Borrower covenants
and agrees with Lender that, while this Agreement is in effect
Borrower will:
        (a)  Litigation.  Promptly inform Lender in writing
of (1) all material adverse changes in Borrower's financial
condition, and (2) all existing and all known threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially affect the financial condition of Borrower.
        (b)  Financial Records.  Maintain its books and
records in accordance with generally accepted accounting
principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times upon reasonable advance written notice.
        (c)  Financial Statements.  Furnish Lender with,
as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender, and, as soon as available, but in no event later than forty five (45) days after the end of each fiscal quarter, Borrower's balance sheet and profit and loss statement for the period ended, prepared and certified as correct to the best knowledge and belief by Borrower's chief financial officer or other officer or person acceptable to
Lender. All financial reports required to be provided under this Agreement shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.
        (d)  Additional Information.  Furnish such
additional information and statements, lists of assets and
liabilities, agings of receivables and payables, inventory
schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.
        (e)  Financial Covenants and Ratios.  Comply
with the following financial covenants and ratios:
             (1)  Tangible Net Worth.  Maintain a
minimum Tangible Net Worth of not less than Twenty-One Million and No/100 Dollars ($21,000,000.00).
             (2)  Debt to Capital.  Maintain a Total
Capitalization Ratio of not more than 55.7%.
             (3)  Current Ratio.  Maintain a ratio of
current assets to current liabilities (in each case as defined by generally accepted accounting principles) in excess of 1.15 to
1.00.
             (4)  Interest Coverage.  Maintain Interest
Coverage at not less than 2.00 to 1.00.  This ratio will be
measured on a rolling four (4) fiscal quarter basis.
The following provisions shall apply for purposes of determining compliance with the foregoing financial covenants and ratios:
Borrower's Tangible Net Worth to increase by Twenty-Five
Percent (25.000%) of the previous fiscal year's Consolidated Net
Income plus One Hundred Percent (100.000%) of additional paid in capital. Current Ratio to include line of credit balances. Borrower's compliance will be tested quarterly. Borrower agrees to furnish to Lender 10-K's and 10-Q's within thirty (30) days of filing with Security Exchange Commission. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.
        (f)  Insurance.   Maintain fire and other risk
insurance, public liability insurance, and such other insurance as Lender may reasonably and in writing require with respect to the Collateral and Borrower's operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender.
Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loan, Borrower will provide Lender with such loss payable or other endorsements as Lender may reasonably require.
        (g) Insurance Reports. Furnish to Lender, upon the written request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy.
In addition, upon the written request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral [excluding equipment and supplies]. The cost of such appraisal shall be paid by Borrower.
        (h) Other Agreements. Comply with all material terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party if and to the extent that a failure to comply would materially impact
Borrower's ability to satisfy its ability to repay the Loan, and notify Lender immediately in writing of any such default in connection with any other such agreements.
        (i)  Loan Proceeds.  Use all Loan proceeds
solely for business and commercially related purposes, unless specifically consented to the contrary by Lender in writing.
        (j)  Taxes, Charges and Liens.  Pay and
discharge when due all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or Borrower's Properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's Properties, income, or profits; provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and
(2) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any reasonable time upon Lender's written request a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's Properties, income, or profits.
        (k) Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner.
        (l)  Operations.  Maintain executive and
management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans with Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.
        (m) Inspection. Upon Lender's prior written request, permit employees or agents of Lender at any reasonable time (and with not more than reasonable frequency) to inspect any and all Collateral for the Loan and Borrower's Properties and (to the extent relevant to the Collateral or Borrower's obligation under this Agreement) to examine or audit Borrowers books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times (with not more than reasonable frequency) and to provide Lender with copies of any records it may request, all at Borrower's expense.
        (n) Compliance Certificate. Unless waived in writing by Lender, provide Lender at the start of each fiscal quarter with a certificate, executed by Borrower's chief financial officer or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.
        (o)  Environmental Compliance and Reports.
With respect to Borrower's Properties and/or the Collateral, Borrower (1) shall comply in all respects with all environmental protection, federal, state and local laws, statutes, regulations and ordinances; (2) shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with law or with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; (3) shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentally concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.
        (p) Additional Assurances. Make, execute and deliver to Lender such promissory notes, security agreements, financing statements, and other instruments, documents and agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security
Interests in accordance with the terms hereof.

   7.   RECOVERY OF ADDITIONAL COSTS.  If the
imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates,
(b) reduce the amounts payable to Lender under this Agreement or the Related Documents, or (c) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Lender shall promptly notify Borrower in writing of said fact. Upon receipt of said notice from Lender, Borrower shall have the option either (i) to terminate this Agreement and repay all amounts due to Lender hereunder in accordance with the terms of the Loan Documents, or (ii) to agree to pay to Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower.

   8. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:
        (a)  Indebtedness and Liens.
             (1)  Except for trade debt incurred in the
normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, in excess of Seven Million Dollars ($7,000,000.00).
             (2)  Except as allowed as a Permitted Lien,
sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Collateral.
             (3)  Sell with recourse any of Borrower's
Accounts, except to Lender.
        (b)  Continuity of Operations.
             (1)  Engage in any business activities
substantially different than those in which Borrower is presently engaged.
             (2)  Cease operations, liquidate, merge,
transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business.
             (3)  Pay any dividends on Borrower's stock
(other than dividends payable on its public or preferred stock).

             (4)  Purchase or retire any of Borrower's
outstanding shares or amend Borrower's capital structure.
        (c)  Loans, Acquisitions and Guaranties.
[Other than in the ordinary course of business,] (1) loan, invest in or advance money or assets, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor.

   9. CESSATION OF ADVANCES. Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds to Borrower if and so long as: (a) Borrower is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower has with Lender; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (c) there occurs a material adverse change in Borrower's financial condition or in the value of any Collateral securing the Loan.

   10. ACCESS LAWS. Without limiting the generality of any provision of this Agreement requiring Borrower to comply with applicable laws, rules, and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

   11. RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, 401k and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lenders option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

   12. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default on the part of Borrower under this
Agreement:
        (a)  Default on Indebtedness.  Failure of
Borrower to make any payment when due on the Loan, if such failure shall continue for five (5) days after written notice from Lender of said failure.
        (b)  Other Defaults.  Failure of Borrower to
comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, if such failure shall continue for more than thirty (30) days after written notice from Lender of said failure (unless such failure cannot be cured within said thirty (30) days, in which case it shall be an Event of Default if Borrower fails to commence a cure within thirty (30) days after written notice from Lender or to diligently prosecute said cure thereafter).
        (c)  Default in Favor of Third Parties.  Should
Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect the Collateral or Borrower's ability to repay the Loan or perform its obligations under this Agreement or any of the Related Documents.
        (d)  False Statements.  If any warranty,
representation or statement made or furnished to Lender by Borrower under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished or becomes false or misleading at any time thereafter.
        (e) Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

        (f) Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower, unless in each case any such proceeding or action is vacated or terminated within sixty (60) days after commencement.
        (g)  Creditor or Forfeiture Proceedings.
Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, against any Collateral, or by any governmental agency, including a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender.
        (h)  Change In Ownership.  Any change in
ownership of twenty-five percent (25%) or more of the common stock of Borrower [ provided, however, Lender acknowledges that Borrower is a publicly held company, and any changes in ownership caused by trades of common stock via public market transactions shall not constitute changes of ownership for this section.]
        (i)  Adverse Change.  A material adverse
change occurs in Borrower's financial condition, or Lender reasonably and in good faith believes that the prospect of payment or performance of the Indebtedness is impaired.
        (j) Met Life Default. The occurrence of any material event of default by Borrower under any agreement between Metropolitan Life Insurance Company and Borrower, including without limitation that certain Loan Agreement and Promissory Note each dated December 22, 1997.

   13.  EFFECT OF AN EVENT OF DEFAULT.  If any
Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related
Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender's right to declare a default and to exercise its rights and remedies.

   14. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
        (a) Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
        (b) Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Sacramento County, the State of California. Subject to the provisions on arbitration, THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF CALIFORNIA.
        (c)  Arbitration.
             (1)  Lender and Borrower require that all
disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims"), relating in any way to this

Agreement or any transaction of which this Agreement is a part, be settled by binding arbitration In accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.
             (2)  If arbitration occurs and each party's
Claim is less than One Hundred Thousand Dollars ($100,000), one neutral arbitrator will decide all issues; if any party's Claim is One Hundred Thousand Dollars ($100,000) or more, three neutral arbitrators will decide all issues. All arbitrators will be active California State Bar members in good standing. All arbitration hearings will be held in Sacramento, California. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.
             (3)  If either party institutes any judicial
proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self help repossession; (iii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.
        (d)  Caption Headings.  Caption headings in this
Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
        (e)  Costs and Expenses.  Borrower agrees to
pay upon demand all of Lender's reasonable expenses, including without limitation attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loan made pursuant to this Agreement. Lender may pay someone else to help collect the Loan and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lenders legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated postjudgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.
        (f) Loan Participations. The Lender may sell participation interests in any or all of the Loan to any Person. The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.
        (g) Notices. All notices, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made (1) upon delivery if hand delivered; (2) one (1) business day after delivery to any nationally recognized overnight courier service for next business day delivery, fee prepaid; (3) one business day after facsimile transmission, with transmission verified and a hard copy of the transmission promptly sent by U. S. Mail; or (4) three (3) days after deposit with the United States Postal Service as registered or certified mail, postage prepaid, and in each case addressed as follows:

     To Lender:          U.S. Bank National Association
                         980 9th Street, Suite 1200
                         Sacramento, California  95814
                         Attention:  Ms. Karen McManus

     To Borrower:        Mr. Mike Motroni, CFO
                         R. H. Phillips, Inc.
                         26836 County Road 12A
                         Esparto, California  95627

             (h)  Severability.  If a court of competent
jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable provided that the severance of such provision(s) does not result in a material failure of consideration under this Agreement to either party hereto.
             (i) Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it manifestly appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used herein shall include all subsidiaries and affiliates of Borrower. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require
Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower. For purposes hereof, an affiliate of Borrower shall be a party which controls, is controlled by, or is under common control with Borrower.
             (j)  Successors and Assigns.  All covenants
and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.
             (k) Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.
             (l)  Time Is of the Essence.  Time is of the
essence in the performance of this Agreement.
             (m) Waiver. Neither party shall be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the party to be charged. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required.

        IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

BORROWER:                      LENDER:

R.H. PHILLIPS, INC.            U.S. BANK NATIONAL
ASSOCIATION

By://s//Mike Motroni           By://s//Karen McManus

   -----------------              ----------------------
Name:Mike Motroni              Name:Karen McManus
     ---------------                --------------------
Title:Chief Financial Officer  Title:Vice President

      -----------------------        -------------------


By://s//Karl Giguiere
   -------------------
Name:Karl Giguiere
     -----------------
Title:Co-President
      ----------------

                   DESCRIPTION OF COLLATERAL

        All of Borrower's right, title and interest in and to the following:
        (1)  All inventory, chattel paper, accounts,
unencumbered farm equipment, and general intangibles;
        (2) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above;
        (3) All products and produce of any of the property described in this Collateral section;
        (4) All accounts, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section, whether in cash, farm products, or otherwise, and whether from or through any federal or state government agency or program or otherwise, including without limitation, all easements, profits, rights of storage, irrigation and water rights; all entitlements, rights to payment, and payments, in whatever form received, including but not limited to, payments under any governmental agricultural diversion programs, governmental agricultural assistance programs, the Farm Services Agency
Wheat Feed Grain Program, and any other such program of the United States Department of Agriculture; warehouse receipts;
letters of entitlement; and storage payments.
        (5) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section up to the outstanding principal and interest of the Indebtedness.
        (6) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.
        (7) All crops and crop products, whether stored, planted, growing or to be grown by Grantor or to be acquired from third parties, including crops hereafter grown, owned or acquired, and all supplies, including without limitation all seed, fertilizer, fungicides, and pesticides located on approximately 1,540 acres located 8.5 miles southwest of Dunnigan on County Road 12A and County Road 87, Yolo County, State of California, and more particularly described in Exhibit A attached hereto (the "Land").

             AGRICULTURAL SECURITY AGREEMENT

        THIS AGRICULTURAL SECURITY AGREEMENT (this
"Agreement") is entered into as of May 1, 1999, between R. H.
PHILLIPS, INC., a California corporation ("Grantor"), and U.S.
BANK NATIONAL ASSOCIATION ("Lender").

        For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

        1. DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Loan Agreement, or if not defined therein, then in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United
States of America.
             (a)  Agreement.  The word "Agreement" means
this Agricultural Security Agreement, as it may be amended or modified from time to time, together with all exhibits and schedules attached hereto from time to time.
             (b)  Collateral.  The word "Collateral" means
Grantor's interest in the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:
                  (1)  All inventory, chattel paper, accounts,
unencumbered farm equipment, and general intangibles;
                  (2)  All attachments, accessions,
accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above;
                  (3)  All products and produce of any of the
property described in this Collateral section;
                  (4)  All accounts, instruments, rents,
monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section, whether in cash, farm products, or otherwise, and whether from or through any federal or state government agency or program or otherwise, including without limitation, all easements, profits, rights of storage, irrigation and water rights; all entitlements, rights to payment, and payments, in whatever form received, including but not limited to, payments under any governmental agricultural diversion programs, governmental agricultural assistance programs, the Farm Services Agency
Wheat Feed Grain Program, and any other such program of the United States Department of Agriculture; warehouse receipts;
letters of entitlement; and storage payments.
                  (5)  All proceeds (including insurance
proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section up to the outstanding principal and interest of the Indebtedness.
                  (6)  All records and data relating to any of
the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.
                  (7)  All crops and crop products, whether
stored, planted, growing or to be grown by Grantor or to be acquired from third parties, including crops hereafter grown, owned or acquired, and all supplies, including without limitation all seed, fertilizer, fungicides, and pesticides located on approximately 1,540 acres located 8.5 miles southwest of Dunnigan on County Road 12A and County

Road 87, Yolo County, State of California, and more particularly described in Exhibit A attached hereto (the "Land").
             (c)  Event of Default.  The words "Event of
Default mean and include without limitation any of the Events of Default set forth below in the section titled "Events of Default."
             (d)  Indebtedness.  The word "Indebtedness"
means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.
             (e)  Loan Agreement.  The words "Loan
Agreement" mean that certain Loan Agreement of date herewith between Lender and Borrower.
             (f)  Note.  The word "Note" means the
Promissory Note dated of even date herewith in the principal amount of Fifteen Million Dollars ($15,000,000.00) from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for said Promissory Note.
             (g)  Related Documents.  The words "Related
Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, security agreements, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

        2. RIGHT OF SETOFF. Grantor hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Grantor may open in the future, excluding, however, all IRA, 401k and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow
Lender to protect Lender's charge and setoff rights provided in this paragraph.

        3. OBLIGATIONS OF GRANTOR. Grantor warrants and covenants to Lender as follows:
             (a) Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are reasonably requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and if appropriate Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender.
In the event Grantor fails or refuses to comply with Lender's written request therefor, Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement executed by Grantor or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all reasonable expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name including any change to the assumed business names of Grantor. This is a continuing security agreement and shall continue in effect until the maturity date of the Note even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.
             (b) No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing
Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

             (c) Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor, without setoffs or counterclaims against any such account. No agreement under which any deductions or discounts may be claimed shall be made with the account debtor except those disclosed to Lender in writing.
             (d) Location of the Collateral. Grantor, upon request of Lender (but not more often than quarterly), will deliver to Lender in form reasonably satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property owned or being purchased by Grantor upon which any Collateral is located; (2) all real properly being rented or leased by Grantor upon which any Collateral is located; (3) all storage facilities owned, rented, leased, or being used by Grantor upon which Collateral is located; and (4) all other properties where Collateral is or may be located. Grantor shall promptly procure the execution, acknowledgement and delivery by the holders of any encumbrances upon or owners of such lands where Collateral is or will be located, a consent to Lender's rights of access for cultivation of crops or care of stock upon an Event of Default and upon such terms as Lender may deem reasonably satisfactory, and Grantor hereby consents to such rights of access. Except in the ordinary course of business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. Collateral consisting of crops now or hereafter harvested or removed from the real property shall not be stored with a bailee, warehouseman, or similar party without Lender's prior written consent and shall be kept only at locations approved by Lender.
             (e) Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender, which consent shall not be unreasonably withheld. The foregoing includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any improper disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.
             (f) Sale of Collateral. The following provisions relate to any sale, consignment or transfer of crops, livestock, or other farm products ("Farm Collateral") included as all or a part of the Collateral:
                  (1)  Grantor shall sell, consign or transfer
the Farm Collateral only to those persons whose names and addresses have been set forth on sales schedules delivered to Lender or parties otherwise reasonably approved by Lender.
Such schedules shall be in such form as Lender may reasonably require, including identification of each type of Farm Collateral.
All such schedules and notifications shall be in writing and shall be delivered to Lender not less than seven (7) days prior to any such sale, consignment or transfer of the Farm Collateral.
                  (2)  Grantor shall cause all net proceeds of
any sale, consignment or transfer of Farm Collateral outside of the ordinary course of business to be made immediately available to Lender in a form jointly payable to Grantor and Lender. All chattel paper, contracts, warehouse receipts, documents of sale, or other evidences of ownership or obligations, whether issued by a co-op, grain elevator, or other warehouse or marketing entity, and all accounts receivable and other non-cash proceeds relating to such a sale of such Farm Collateral shall be endorsed, assigned and delivered immediately to Lender as security for the Indebtedness.
All the net proceeds of any such disposition of the Farm
Collateral, when and if received by Lender, may at Lender's option be applied to the Indebtedness. In addition, Lender may collect at any time the proceeds of any or all such accounts or other non-cash proceeds of any sale without notice to Grantor.
             (g) Care and Preservation of the Crops. With regard to crops which are part of Collateral under this Agreement, Grantor shall (1) at seasonable and proper times and in accordance with the best practices of good husbandry attend to and care for the crops and the tillage of the Land and do, or cause to be done, any and all acts that may at any time be reasonably appropriate or necessary to grow, farm, cultivate, irrigate, fertilize, fumigate, prune, harvest, pick, clean, preserve, and protect the crops; (2) not commit or affirmatively allow to be committed any material damage to, destruction of, or waste of the crops; (3) permit Lender and any of its employees and agents to enter upon the Land where the crops are located at any reasonable time and from time to time for the purpose of examining and inspecting the crops and the Land (provided that Lender provides Grantor with reasonable advance notice of such entry, except in case of emergency); (4) keep the crops separate and always capable of being identified; and (5) promptly give Lender written notice of any disease to, any destruction of, any depreciation in the value of, or any material damage to more than five percent (5%) of the crops in the aggregate.
             (h) Title. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and any other liens or encumbrances approved by Lender in writing. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.
             (i)  Collateral Schedules and Locations.  As
often as Lender shall reasonably request in writing (but not more often than quarterly), and insofar as the Collateral consists of accounts and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may reasonably require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory and equipment, Grantor shall deliver to Lender, as often as Lender shall reasonably request in writing (but not more often than quarterly), such lists, descriptions, and designations of such Collateral as Lender may reasonably require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.
             (j)  Maintenance and Inspection of Collateral.
Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or knowingly permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located (provided that Lender provides
Grantor with reasonable advance notice of such inspection, except in case of emergency). Grantor shall promptly notify
Lender of all cases involving the return, rejection, repossession, loss or damage of or to any material portion of Collateral; of any material request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all material happenings and events affecting the Collateral or the value or the amount of the Collateral.
             (k)  Taxes, Assessments and Liens.  Grantor
will pay prior to delinquency all taxes, assessments and liens due and payable in connection with or upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other
Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized, in Lender's reasonable opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.
             (l)  Compliance With Governmental
Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's reasonable opinion, is not jeopardized.
             (m) Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and agrees that it shall not be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance (except for Permitted
Substances), as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of
1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986,
Pub. L. No. 99-499 ("SARA"), the Hazardous Materials
Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. For purposes hereof, "Permitted Substances" shall mean materials and supplies which might otherwise be defined as hazardous wastes or hazardous substances but which are used in limited quantities in the normal course of Grantor's business and in compliance with laws, including without limitation pesticides, cleaning solvents, vehicle fuels, and office supplies. The representations and warranties contained herein are based on Grantor's actual knowledge as of the date of this Agreement.
Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.
             (n)  Maintenance of Casualty Insurance.
Grantor shall procure and maintain all-risk property insurance, including without limitation fire, hail, theft and liability coverage together with such other insurance as Lender may reasonably require with respect to the tangible property which constitutes the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon the written request of Lender, will deliver to Lender from time to time copies of the policies or certificates of insurance in form reasonably satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all polices covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may reasonably require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.
             (o)  Application of Insurance Proceeds.
Grantor shall promptly notify Lender of any material loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance for the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.
             (p)  Insurance Reports.  Grantor, upon the
written request of Lender, shall furnish to Lender reports on each existing policy of insurance maintained pursuant to Section 3(n) hereof, showing such information as Lender may reasonably request, including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and
(6) the expiration date of the policy. In addition Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value of replacement cost of the Collateral consisting of Grantor's inventory.

        4.   GRANTOR'S RIGHT TO POSSESSION AND TO
COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until default and otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

        5. EXPENDITURES BY LENDER. If not discharged or paid prior to delinquency (and after reasonable notice to Grantor by Lender), Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes shall then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will (1) be payable on demand, (2) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during the remaining term of the Note, or (3) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

        6. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement:
             (a) Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness in accordance with the terms of the Note or the Loan Agreement.
             (b) Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement if such failure shall continue for thirty (30) days after written notice of such failure from Lender to Grantor (unless such failure cannot be cured within said thirty
(30) days, in which case it shall be an Event of Default if Grantor fails to commence a cure within thirty (30) days after written notice from Lender or to diligently prosecute said cure thereafter).
Failure of Grantor to comply with or perform any term, obligation, covenant or condition in any of the Related Documents after expiration of applicable grace periods.
             (c)  Default in Favor of Third Parties.  Should
Grantor be in default (after expiration of applicable cure periods) under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect the Collateral or Grantor's ability to repay the Loan or perform Grantor's obligations under this Agreement or any of the Related Documents.
             (d)  False Statements.  Any warranty,
representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement, the Note or the Related Documents is false or misleading in any material respect at the time made or furnished.
             (e) Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.
             (f) Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor, in each case if said actions or proceedings are not vacated or terminated by Borrower within sixty (60) days after commencement.
             (g)  Creditor or Forfeiture Proceedings.
Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral (including a garnishment of any of Grantor's deposit accounts with Lender), in each case if said actions or proceedings are not vacated or terminated by Borrower within sixty (60) days after commencement, if possible.
             (h)  Cross Default.  Any default by Grantor
beyond any applicable cure period under any other indebtedness now or hereafter owed by Grantor or an affiliate thereof to Lender.

        7.   RIGHTS AND REMEDIES ON DEFAULT.  If an
Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies to the extent allowed by applicable law:
             (a)  Accelerate Indebtedness.  Lender may
declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice (except notices required by applicable law).
             (b)  Assemble Collateral.  Lender may require
Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.
             (c) Care and Possession of the Crops. Lender may enter upon the Land where any Collateral consisting of crops is located and, using any and all of Grantor's equipment, machinery, tools, farming implements, and supplies, and improvements located on the Land: (1) farm, cultivate, irrigate, fertilize, fumigate, prune, and perform any other act or acts reasonably appropriate or necessary to grow, care for, maintain, preserve and protect the crops (using any water located in, on or adjacent to the premises); (2) harvest, pick, clean, and remove the crops from the Land; and (3) to the extent then permitted under
California law, appraise, store, prepare for public or private sale, exhibit, market and sell the crops and any products of the crops; provided that Grantor hereby agrees that if Grantor is the owner of record of the Land upon which the crops and any products of the crops are located, Lender shall not be responsible or liable for restoring the Land to its condition immediately preceding the use of the Land as provided herein or for doing such acts as may be necessary to permit future crops to be maintained on the Land.
             (d) Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days, or such greater or lesser time as required by state law, before the time of the sale or disposition.
All expenses incurred by Lender relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.
             (e) Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (1) Lender may have a receiver appointed as a matter of right, and (2) all reasonable fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.
             (f)  Collect Revenues, Apply Accounts.
Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.
Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may reasonably determine, whether or not Indebtedness is then due. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.
             (g) Obtain Deficiency. Subject to applicable laws, if Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.
             (h) Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.
             (i) Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

        8. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

             (a) Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
             (b) Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Sacramento County, the State of California. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of California.
             (c)  Arbitration.
                  (1)  Lender and Grantor require that all
disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims"), relating in any way to this Agreement or any transaction of which this Agreement is a part, be settled by binding arbitration In accordance with the Commercial Arbitration Rules of the American
Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.
                  (2)  If arbitration occurs and each party's
Claim is less than One Hundred Thousand Dollars ($100,000), one neutral arbitrator will decide all issues; if any party's Claim is One Hundred Thousand Dollars ($100,000) or more, three neutral arbitrators will decide all issues. All arbitrators will be active California State Bar members in good standing. All arbitration hearings will be held in Sacramento, California. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.
                  (3)  If either party institutes any judicial
proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self help repossession; (iii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.
             (d) Attorneys' Fees; Expenses. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Agreement or the Related Documents, the prevailing party shall be entitled to reasonable attorneys' fees and any other costs incurred in that proceeding in addition to any other relief to which it is entitled. The provisions of this section constitute a distinct and severable agreement from the contractual rights created by this Agreement and the Related Documents. In the event of a judgment against one parry concerning any aspect of this Agreement and the Related documents, the right to recover post judgment attorneys' fees incurred in enforcing the judgment shall not be merged into and extinguished by any money judgment. Grantor will reimburse the Lender for all reasonable attorneys' fees and expenses incurred in the representation of the Lender in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of the Grantor that concerns any of its obligations to the Lender under this Agreement or the Related
Documents or otherwise in connection with the Loan or any security given therefore.
             (e)  Caption Headings.  Caption headings in this
Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
             (f) Notices. All notices, consents, approvals and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made (1) upon delivery if hand delivered; (2) one (1) business day after delivery to any nationally recognized overnight courier service for next business day delivery, fee prepaid; (3) one business day after facsimile transmission, with transmission verified and a hard copy of the transmission promptly sent by U. S. Mail; or (4) three (3) days after deposit with the United States Postal Service as registered or certified mail, postage prepaid, and in each case addressed as follows:

   To Lender:          U.S. Bank National Association
                       980 9th Street, Suite 1200
                       Sacramento, California  95814
                       Attention:  Ms. Karen McManus

   To Borrower:        Mr. Mike Motroni
                       R.H. Phillips, Inc.
                       26836 County Road 12A
                       Esparto, California  95627

Any party may change its address for notices under this Agreement by giving formal written notice to the other party, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor will keep Lender informed at ail times of Grantor's current address(es).
             (g) Power of Attorney. Upon the occurrence of any Event of Default hereunder, Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (1) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (2) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (3) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (4) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.
             (h)  Preference Payments.  Any monies Lender
pays because of an asserted preference claim in Borrower's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Borrower as provided above in the "EXPENDITURES BY LENDER" paragraph.
             (i)  Severability.  If a court of competent
jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limes of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable, provided that the severance of such provision(s) does not result in a material failure of consideration under this Agreement to either party hereto.
             (j)  Successor Interests.  Subject to the
limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.
             (k) Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions.
Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.
             (l)  Supersedes Prior Agreement.  Upon
execution and delivery to Lender, this Agreement shall (1) replace, supersede and terminate that certain Agricultural Security Agreement made by Grantor in favor of Lender dated as of May
1, 1998 (the "Previous Agreement"), and (2) constitute Grantor's grant to Lender of a security interest pursuant to the terms hereof in all collateral which was the subject of the Previous Agreement and which is within the definition of Collateral in this Agreement.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE
PROVISIONS OF THIS AGRICULTURAL SECURITY
AGREEMENT, AND GRANTOR AGREES TO ITS TERMS.
THIS
AGREEMENT IS DATED MAY 1, 1999.

GRANTOR:

R.H. PHILLIPS, INC.


By://s//Mike Motroni
   --------------------------
Name:Mike Motroni
     ------------------------
Title:Chief Financial Officer
      -----------------------

By://s//Karl Giguiere
   --------------------------
Name:Karl Giguiere
     ------------------------
Title:Co-President
      -----------------------

                     PROMISSORY NOTE

$15,000,000.00                                  May 1, 1999

        For value received R.H. PHILLIPS, INC., a California corporation ("Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Lender"), at the Lender's address at 980 9th Street in Sacramento, California the Principal Balance of this Promissory Note (this "Note"), with interest thereon at the rate(s) specified in Sections 3 and 10 below.

        1. TYPE OF CREDIT. This Note is given to evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a revolving line of credit. No Advances shall be made which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in Section 2. However, Advances hereunder may be borrowed, repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount.

        2. PRINCIPAL BALANCE. The unpaid principal balance of all Advances outstanding under this Note ("Principal
Balance") at one time shall not exceed Fifteen Million Dollars
($15,000,000).

        3.   INTEREST RATE.  The interest rate on the Principal
Balance outstanding may vary from time to time pursuant to the provisions of this Note. Subject to the provisions of this Note, Borrower shall have the option from time to time of choosing to pay interest at the rates and for the applicable periods of time based on the rate options provided herein; provided, however, that once Borrower notifies Lender of the rate option chosen in accordance with the provisions of this Note, such notice shall be irrevocable unless and/or until otherwise expressly provided herein. The rate options are the Prime Borrowing Rate and the LIBOR Borrowing Rate, each as defined herein.
             (a) Certain Definitions. The following terms shall have the following meanings:
                  (1)  "Business Day" means any day other
than a Saturday, Sunday, or other day that commercial banks in Sacramento, California, Portland, Oregon or New York City are authorized or required by law to close, provided, however that when used in connection with a LIBOR Rate, LIBOR Amount or LIBOR Interest Period such term shall also exclude any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.
                  (2)  "LIBOR Amount" means each
principal amount for which Borrower chooses to have the LIBOR
Borrowing Rate apply for any specified LIBOR Interest Period.
                  (3)  "LIBOR Interest Period" means as to
any LIBOR Amount, a period of one, two, or three months commencing on the date the LIBOR Borrowing Rate becomes applicable thereto; provided, however, that: (i) the first day of each LIBOR Interest Period must be a Business Day; (ii) no LIBOR
Interest Period shall be selected which would extend beyond April
30, 2001; (iii) no LlBOR Interest Period shall extend beyond the date of any principal payment required under Section 5 of this Note, unless the sum of the Prime Rate Amount, plus LIBOR
Amounts with LIBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (iv) any LIBOR Interest
Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business
Day, unless the result of such extension would be to extend such LIBOR Interest Period into another calendar month, in which event the LIBOR Interest Period shall end on the immediately preceding Business Day; and (v) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of a calendar month.
                  (4)  "LIBOR Rate" means, for any LIBOR
Interest Period, the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed and rounded upward to the nearest 1/16 of 1%) established by Lender as its LIBOR Rate, based on Lender's determination, on the basis of such factors as Lender deems relevant, of the rate of interest at which U.S. dollar deposits would be offered to Lender in the London Interbank market at approximately 11:00 a.m. London time on the date which is two Business Days prior to the first day of such LIBOR Interest Period for delivery on the first day of such LIBOR Interest Period for the number of months therein; provided, however, that the LIBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such LIBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.
                  (5)  "Prime Rate" means the rate of
interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When the Prime Rate is applicable under Section 3(b) or 10(b) of this Note, the interest rate hereunder shall be adjusted without notice effective on the day the Prime Rate changes, but in no event shall the rate of interest be higher than allowed by law.
                  (6)  "Prime Rate Amount" means any
portion of the Principal Balance bearing interest at the Prime
Borrowing Rate.
             (b)  The Prime Borrowing Rate.
                  (1)  The "Prime Borrowing Rate" is a per
annum rate equal to the Prime Rate plus Zero Percent (0.00%) per annum.
                  (2)  Whenever Borrower desires to use the
Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with Section 14 of this Note, which notice shall specify the requested effective date (which must be a Business Day) and principal amount of the Advance which is to accrue interest at the Prime Borrowing Rate or of the increase in the then outstanding Prime Rate Amount, and whether Borrower is requesting a new Advance under the Loan or conversion of a LIBOR Amount to the Prime Borrowing Rate.
                  (3)  Subject to Section 10 of this Note,
interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the LIBOR
Borrowing Rate is in effect.
             (c)  The LIBOR Borrowing Rate.
                  (1)  The "LIBOR Borrowing Rate" is the
LIBOR Rate plus One and One-half Percent (1.50%) per annum.
                  (2)  Borrower may obtain LIBOR Borrowing
Rate quotes from Lender between 8:00 a.m. and 10:00 a.m.
(Portland, Oregon time) on any Business Day. Borrower may request an Advance, conversion of any portion of the Prime Rate
Amount to a LIBOR Amount or a new LIBOR Interest Period for an existing LIBOR Amount, at such Libor Borrowing Rate only by giving Lender notice in accordance with Section 3(c)(3) before 10:00 a.m. (Portland, Oregon time) on such day.
                  (3)  Whenever Borrower desires to use the
LIBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:00 a.m. and 10:00 a.m. (Portland, Oregon time) two (2) Business Days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) authorized in Section 14 of this Note, and shall specify the requested effective date of the rate, LIBOR Interest
Period and LIBOR Amount, and whether Borrower is requesting a new Advance at the LIBOR Borrowing Rate under the Loan, conversion of all or any portion of the Prime Rate Amount to a LIBOR Amount, or a new LIBOR Interest Period for an outstanding LIBOR
Amount. Notwithstanding any other term of this Note, Borrower may elect the LIBOR Borrowing Rate in the minimum principal amount of Five Hundred Thousand Dollars
($500,000.00) and in multiples of One Hundred Thousand Dollars ($100,000.00) above such amount; provided, however, that no more than ten (10) separate LIBOR Interest Periods may be in effect at any one time.
                  (4)  If at any time the LIBOR Rate is
unascertainable or unavailable to Lender or if LIBOR Rate loans become unlawful, then the option to select the LIBOR Borrowing
Rate shall terminate immediately. If the LIBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all LIBOR Amounts (i) on the last day of each then applicable
LIBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and (B) subject to
Section 10, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.
                  (5) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the LIBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending a fee or any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans, or (ii) to reduce the amount of any sum receivable under this Note by Lender or its Eurodollar lending office, then Lender shall promptly notify Borrower of said facts and provide Borrower with a statement of and demand for such additional amounts, and Borrower shall pay Lender within fifteen (15) days after demand by Lender such additional amount to compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(c)(5), then Borrower shall, within fifteen (15) days after receipt of such notice and demand from Lender, either
(A) pay the amount of such demand, or (B) in lieu of paying said compensation, upon three (3) Business Days' notice to Lender pay the accrued interest on all LIBOR Amounts. Subject to
Section 10, upon Borrower's paying such accrued interest, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such LIBOR Amounts.
                  (6)  Borrower shall pay to Lender, on
demand, such amount as Lender reasonably determines
(determined as though 100% of the applicable LIBOR Amount had been funded in the London interbank market) is necessary to compensate Lender for any direct losses, expenses, liabilities, costs, expenses or reductions in yield to Lender, whether incurred in connection with liquidation or re-employment of funds or otherwise, incurred or sustained by Lender as a result of: (A) any payment or prepayment of a LIBOR Amount, termination of the LIBOR Borrowing Rate or conversion of a LIBOR Amount to the Prime Borrowing Rate on a day other than the last day of the applicable LIBOR Interest Period (including as a result of acceleration or a notice pursuant to Section 3(c)(5)); or (B) any failure of Borrower to borrow, continue or prepay any LIBOR
Amount or to convert any portion of the Prime Rate Amount to a LIBOR Amount after Borrower has given a notice thereof to Lender.
                  (7)  If Borrower chooses the LIBOR
Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the London interbank market. Lender's determination of the LIBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.
                  (8)  Notwithstanding any other term of this
Note, Borrower may not select the LIBOR Borrowing Rate if an Event of Default hereunder has occurred and is continuing.
                  (9)  Nothing contained in this Note,
including without limitation the determination of any LIBOR
Interest Period or Lender's quotation of any LIBOR Borrowing
Rate, shall be
construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

        4.   COMPUTATION OF INTEREST.  All interest under
Section 3 and Section 10 will be computed at the applicable rate based on a three hundred sixty (360) day year and applied to the actual number of days elapsed.

        5.   PAYMENT SCHEDULE.
             (a)  Principal.  Subject to the prepayment
provisions of Section 6 of this Note, all outstanding principal and accrued but unpaid interest shall be paid in its entirety on or before April 30, 2001.
             (b)  Interest.
                  (1)  Interest on the Prime Rate Amount
shall be paid on the first (1st) day of the first full month following the date of this Note, and on the same day of each month thereafter prior to maturity and at maturity.
                  (2)  Interest on all LIBOR Amounts shall be
paid on the first (1st) day of the first full month following the date of this Note, and on the same day of each month thereafter prior to maturity and at maturity.

        6.   PREPAYMENT.
             (a)  Prepayments of all or any part of the Prime
Rate Amount may be made at any time without penalty.
             (b) Except as otherwise specifically set forth herein, Borrower may not prepay all or any part of any LIBOR
Amount or terminate any LIBOR Borrowing Rate, except on the last day of the applicable LIBOR Interest Period.
             (c) Principal prepayments will not postpone the date of or change the amount of any regularly scheduled payment.
At the time of any principal prepayment, all accrued interest, fees, costs and expenses shall also be paid.

        7.   [RESERVED]

        8. ALTERNATE PAYMENT DATE. Notwithstanding any other term of Note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

        9.   PAYMENT BY AUTOMATIC DEBIT.  Borrower
hereby authorizes Lender to automatically deduct the amount of all principal and interest payments, when due, from account number 81 10 012690 at a branch of Lender. If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft and non-sufficient funds charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this Note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the account agreement. Lender may cancel the automatic deduction at any time in its discretion upon reasonable advance written notice to Borrower.

        10.  DEFAULT.

             (a) Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default ("Event of Default") under this Note:
                  (1)  Borrower fails to make any payment
when due, and such failure continues for five (5) days after written notice from Lender of said failure;
                  (2)  Borrower fails to perform or comply
with any term, covenant or obligation in this Note or any agreement related to this Note, and said failure shall continue for thirty (30) days after written notice from Lender of said failure (unless such failure cannot be cured within said thirty (30) days, in which case it shall be an Event of Default if Borrower fails to commence a cure within thirty (30) days after written notice from Lender or to diligently prosecute said cure thereafter);
                  (3)  Borrower defaults under any loan,
extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any Collateral securing repayment of this Note or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any related documents;
                  (4)  Any representation or statement made
or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect at the time made or furnished;
                  (5)  Borrower becomes insolvent, liquidates
or dissolves, a receiver is appointed for any portion of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws, and in each case said actions are not vacated or terminated by Borrower within sixty (60) days after commencement, if possible;
                  (6)  Any creditor brings a legal action to
take any of Borrower's property on or in which Lender has a lien or security interest, including a garnishment of any of Borrower's accounts with Lender, and Borrower does not promptly exercise available rights to contest said action;
                  (7)  There is any material adverse change
in the financial condition or management of Borrower which Lender reasonably and in good faith believes will materially impair Borrower's ability to repay this Note, or Lender otherwise in reasonably and in good faith deems itself insecure with respect to the payment or performance of Borrower's obligations to Lender under or related to this Note.
If this Note is payable on demand, the inclusion of specific events of default shall not prejudice Lender's right to require payment on demand or to decline to make any requested Advance
             (b) Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an Event of Default, Lender may declare the entire unpaid Principal Balance on this Note and all accrued unpaid interest immediately due and payable, without notice. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to a rate equal to the Prime Borrowing Rate plus five percent (5.00%).
The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is fifteen (15) or more days past due, Borrower will be charged a late charge of five percent (5.00%) of the delinquent payment.

        11.  EVIDENCE OF PRINCIPAL BALANCE; PAYMENT
ON DEMAND. Absent manifest error or Borrower's proof to the contrary, Lender's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this Note. Notwithstanding any other provisions of this Note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this

Note which at any time exceeds
the maximum amount specified in Section 2, then Borrower agrees that all such Advances, with interest, shall be payable on demand.

        12.  LINE OF CREDIT PROVISIONS; LOAN
AGREEMENT. Borrower agrees that Lender's obligations to make any Advances hereunder are subject to the terms and conditions of that certain Loan Agreement dated of even date herewith between Borrower and Lender, which Loan Agreement concerns the making of the loan (the "Loan") which is the subject of this Note.

        13. DEMAND NOTE. If this Note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder, and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to, provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrowers payment in full of all amounts owing hereunder immediately upon Lender's demand.

        14.  REQUESTS FOR ADVANCES.
             (a) Any Advance may be made or interest rate option selected upon the request of any officer of Borrower, any person or persons authorized in subsection (b) of this Section 14, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.
             (b) Borrower hereby authorizes any one (1) of the following individuals to request Advances and to select interest rate options: John Giguiere, Karl E. Giguiere, Lane Giguiere, Mike Motroni, and Beth Brady, unless Lender is otherwise instructed In writing.
             (c) All Advances shall be disbursed by deposit directly to Borrower's account number 81 10-012690 at a branch of Lender, or by cashier's check issued to Borrower.
             (d) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to this Section 14 (provided that the party making the request has identified himself or herself as an authorized party or Lender has inquired of and been given the name of the requesting party and confirmed that said name is among those authorized), and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this Note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so, unless said requests were honored by Lender in an instance where Lender had actual knowledge that the party identified as making the request was not authorized to make the request.

        15. PERIODIC REVIEW. Lender shall have the right to review Borrower's credit accommodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrower's financial condition and business operations that Lender reasonably requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts. If upon review, Lender determines that there has been a failure of the financial covenants and ratios set forth in the Loan Agreement or a material adverse change in Borrower's financial condition, then Borrower will be in default under this Note. Upon default, Lender shall have all rights specified herein.

        16. NOTICES. All notices, consents, approvals and other communications under this Note shall be in writing and shall be deemed to have been duly given or made (1) upon delivery if hand delivered; (2) one (1) business day after delivery to any nationally recognized overnight courier service for next business day delivery, fee prepaid; (3) one business day after facsimile transmission, with transmission verified and a hard copy of the transmission promptly sent by U. S. Mail; or (4) three (3) days after deposit with the United States Postal Service as registered or certified mail, postage prepaid, and in each case addressed as follows:

     To Lender:          U.S. Bank National Association
                         980 9th Street, Suite 1200
                         Sacramento, California  95814
                         Attention:  Ms. Karen McManus

     To Borrower:        Mr. Mike Motroni, CFO
                         R.H. Phillips, Inc.
                         26836 County Road 12A
                         Esparto, California  95627

        17. ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all reasonable costs of collecting overdue amounts. Without limiting the foregoing in the event that holder consults attorney regarding the enforcement of any of its rights under this Note or any document securing the same, or if this Note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforce this Note or any document securing the same, and if Lender is the prevailing party in any such action, then Borrower promises to pay all reasonable costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, reasonable costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post judgment attorney fees incurred in enforcing any judgment.

        18. WAIVERS; CONSENT. Unless notice is specifically required hereunder, each party hereto waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this Note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modification, extensions and renewals of any length of such loans, including the loan evidenced by this Note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

        19.  JOINT AND SEVERAL LIABILITY; REMEDIES
CUMULATIVE. All undertakings of the undersigned Borrower are joint and several. Lender's rights and remedies under this Note shall be cumulative.

        20.  SEVERABILITY.  If any term or provision of this
Note is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and this Note shall be construed as if such illegal, invalid or unenforceable provision had not been contained herein, provided that provided that the severance of such provision(s) does not result in a material failure of consideration under this Agreement to either party hereto.

        21.  ARBITRATION.
             (a) Either Lender or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims"), relating in any way to this Note or any transaction of which this Note is a part, be settled by binding arbitration In accordance with the Commercial Arbitration Rules of the American Arbitration
Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.
             (b) If arbitration occurs and each party's Claim is less than One Hundred Thousand Dollars ($100,000), one neutral arbitrator will decide all issues; if any party's Claim is One
Hundred Thousand Dollars ($100,000) or more, three neutral arbitrators will decide all issues. All arbitrators will be active California State Bar members in good standing. All arbitration hearings will be held in Sacramento, California. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.
             (c)  If either party institutes any judicial
proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self help repossession; (iii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

        22. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles; provided, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

        23. SUPERSEDES PRIOR NOTE. Upon execution and delivery to Lender, this Note shall (a) replace, supersede and terminate that certain Alternative Rate Options Promissory Note (Prime Rate, Libor) made by Borrower in favor of Lender dated as of May 1, 1998 (the "Previous Note"), and (b) evidence and constitute Borrower's promise to pay all loan amounts outstanding and unpaid under the Previous Note as of the date hereof.


"Borrower"

R.H. PHILLIPS, INC., a California corporation


By://s//Mike Motroni
   ------------------------
Name:Mike Motroni
     ----------------------
Title:Chief Financial Officer
      -----------------------


For valuable consideration, Lender agrees to the terms of the arbitration provision set forth In this Note.


"Lender"

U.S. BANK, NATIONAL ASSOCIATION


By://s//Karen McManus
   --------------------------
Name:Karen McManus
     ------------------------
Title:Vice President
      -----------------------